EXHIBIT 10.8.7

JACK IN THE BOX INC.

STOCK OPTION AND PERFORMANCE SHARE AWARD AGREEMENT

UNDER THE 2004 STOCK INCENTIVE PLAN

This Stock Option and Performance Share Award Agreement (the “Agreement”) is made and entered into effective as of <<Grant Date>> (the “Grant Date”) by and between Jack in the Box Inc., a Delaware corporation (the “Company”), and <<Full Name>> (the “Awardee”).

RECITALS

The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) which administers the Company’s 2004 Stock Incentive Plan, as amended from time to time (the “Plan”), has granted to the Awardee as of the Grant Date this award of Stock Options (the “Option”) and Performance Shares (the “PSU Award”) (collectively, the “Award”) on the terms and conditions set forth herein.

AGREEMENT

In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1 CONSIDERATION. The Option and PSU Award have been granted in consideration of the Awardee’s continued employment with the Company or a Subsidiary Corporation and acceptance by the Awardee of the terms and conditions set forth below and in the Plan.

OPTION AWARD

2.1 SHARES OPTIONED; OPTION PRICE. The Awardee may purchase all or any part of an aggregate of <<#shares>> shares of Stock, at the exercise price of $<<exercise price>> per share (the “Option Exercise Price”), subject to the terms and conditions set forth herein.

2.2 OPTION TERM; EXERCISABILITY. The Option shall terminate and no portion of the Option may be exercised in whole or in part after the close of trading on the NASDAQ Stock Market on the seventh (7th) anniversary of the Grant Date (the “Expiration Date”).

Subject to the terms and conditions described in this Agreement, the Option shall become exercisable in accordance with the schedule below:

(1) One third on <<date>>.

(2) One third on <<date>>.

(3) One third on <<date>>.

2.3 EXERCISE DATES. Subject to the terms and conditions herein and in the Plan, the Option shall become exercisable, on each of the dates and to the extent provided on each date as provided in Section 2.2 above, subject to the Awardee being continuously employed by the Company or a Subsidiary Corporation from the Grant Date through the applicable exercisability dates. No portion of the Option will become exercisable after the Awardee’s employment ceases, except as provided below in the event that the Awardee’s employment ceases due to Disability. Fractional shares may not be purchased or delivered hereunder. Once exercisable and until terminated, all or any portion of the exercisable Option may be exercised from time to time and at any time under procedures that the Company shall establish from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of shares of Stock which may be purchased at any time.

2.4 EXERCISING THE OPTION. This Option may be exercised only by the Awardee or his or her permitted transferees and only by the methods set forth herein. Subject to the terms and conditions of the Plan, the Awardee may exercise all or any portion of the Option by giving notice of exercise to the Company or its designee in the manner specified from time to time by the Company, accompanied by payment or instructions for payment in full of the Option Exercise Price for the shares being purchased together with any amount which the Company may withhold upon such exercise for applicable foreign, federal (including FICA), state and local taxes. Each such notice shall specify the number of shares of Stock to be purchased, the Option Exercise Price, the Grant Date, and such other matters as required by the Committee.

2.5 PAYMENT OF EXERCISE PRICE. The payment of the aggregate Option Exercise Price shall be means of a payment under an arrangement with a broker approved by the Company where payment is made pursuant to an irrevocable commitment by the broker to deliver to the Company the proceeds from the sale of the Stock issuable upon exercise of the Option.

2.6 TERMINATION OF EMPLOYMENT.

(a) Termination for Cause. If the Awardee ceases to be employed by the Company or a Subsidiary Corporation because of the Awardee’s discharge for cause, as determined by the Committee in its sole discretion, then this Option shall expire immediately upon such cessation of employment.

(b) Termination of Employment in General. If the Awardee ceases to be employed by the Company or a Subsidiary Corporation because of the Awardee’s cessation of employment for any reason other than termination for cause, Retirement, death, or Disability, then the portion of this Option, if any, that is not then exercisable shall terminate immediately and the portion of this Option, if any, that is then exercisable shall expire ninety days following such cessation of employment, but not later than the Expiration Date. During such period after the Awardee ceases to be an employee, this Option shall be exercisable only as to those shares, if any, with respect to which the Awardee could have exercised the Option as of the date of such cessation of employment.

(c) Retirement. If the Awardee ceases to be employed by the Company or any Subsidiary Corporation because of the Awardee’s Retirement, then this Option shall be exercisable only as to those shares, if any, (i) with respect to which the Awardee could have exercised the Option as of the date of such cessation of employment, and (ii) for each twelve full months during which the Awardee was in the employ of the Company or a Subsidiary Corporation an additional 5% of the aggregate number of shares covered by the Option (total exercisable shares not to exceed original grant amount), and the balance of the Option shall terminate immediately; provided, however, that all rights under the exercisable portion of the Option shall expire, in any event, on the Expiration Date specified in Section 2.2 hereof. As used in this Agreement, “Retirement” means the Awardee’s termination of employment other than for cause (as determined by the Committee in its sole discretion) due to retirement at age 55 or older with 10 or more full years of continuous employment with the Company or a Subsidiary Corporation.

(d) Death. If the Awardee shall die while in the employment of the Company or a Subsidiary Corporation, and such deceased Awardee shall not have suffered Disability (as defined below) within ninety days prior to death, then this Option shall be exercisable by the person or persons to whom the Awardee’s rights under the Option shall have passed by will or by applicable laws of descent and distribution, as to all shares covered by the Option without regard to the exercisability schedule; provided, however, that all rights under the Option shall expire, in any event, on the Expiration Date specified in Section 2.2 hereof.

(e) Disability. If the Awardee shall suffer a Disability while in the employment of the Company or a Subsidiary Corporation, this Option shall continue to become exercisable in accordance with Section 2.2 hereof for twelve months following the Awardee’s first day of absence from work with the Company or a Subsidiary Corporation due to Disability; provided, however, that all rights under the Option shall expire, in any event, on the Expiration Date specified in Section 2.2 hereof. As used in this Agreement, “Disability” means a physical or mental condition that results in a total and permanent disability to such extent that the person is eligible for disability benefits under the federal Social Security Act.

2.7 BUY OUT OF OPTION GAINS. At any time after an Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and to pay to the Awardee the excess of the fair market value of the shares of Stock covered by such Option over the Option Exercise Price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of the intention to exercise such right. Buyouts pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buyout amounts may be made in cash, in shares of Stock, or partly in cash and partly in shares of Stock, as the Committee deems advisable. To the extent payment is made in Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a share of Stock at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional share of Stock in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes. For the purposes of this provision, fair market value shall be equal to the average of the high and low prices at which a share of Stock is traded on the NASDAQ Stock Market on the relevant date.

2.8 EFFECT OF CHANGE IN CONTROL. Subject to the provisions of the Plan, in the event of a Change in Control, the Acquiring Corporation may, without the consent of the Awardee, either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, the exercisability and vesting of each such outstanding Option and any shares acquired upon the exercise thereof held by an Awardee whose employment has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option in accordance with the foregoing shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

2.9 RESPONSIBILITY FOR EXERCISE. The Awardee hereby acknowledges that he or she is responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established by the Committee from time to time. By signing this Agreement, the Awardee acknowledges that information regarding the procedures and requirements for exercise of the Option is available upon request. The Company shall have no duty or obligation to notify the Awardee of the date on which this Option will expire or otherwise terminate.

PSU AWARD

3.1 PSU AWARD. The Committee hereby grants <<# units>> Performance Shares at “target” to the Awardee on the terms and conditions set forth herein. Each Performance Share represents an unfunded and unsecured promise of the Company to deliver a share of Stock to Awardee upon vesting, subject to the requirements set forth herein. The actual number of shares of Stock payable, if any, to the Awardee in settlement of the PSU Award will depend on whether and to the extent that performance goals established by the Committee are attained within the applicable Performance Period (as that term is defined in Section 3.3 herein) as described in Appendix I to this Award.

3.2 VESTING. The PSU Award shall become vested upon the achievement, if any, of Company Performance Goals (“Performance Goals”) for the Performance Period (as that term is defined in Section 3.3 herein), as described in Appendix I to this Award, the achievement of which shall be determined by the Committee after the end of the Performance Period. No portion of the PSU Award shall become vested at any time prior to the date the Committee certifies achievement of the Performance Goals for the Performance Period. The Awardee must be employed by the Company or a Subsidiary Corporation continuously from the Grant Date through the last day of the Performance Period to receive payment of the PSU Award due to satisfaction of the Company Performance Goals, except as provided in Section 3.5 (Termination of Employment) of this Agreement. If any shares subject to this PSU Award would otherwise become vested on a day on which the sale of such shares would violate the provisions of the Company’s Employee/Insider Trading policy, then such vesting automatically shall be deemed to occur on the second business day of the next “window” period opened in accordance with the Company’s Employee/Insider Trading policy.

3.3 PERFORMANCE PERIOD. The Performance Period for the PSU Award shall be the period that begins on <<date>> and ends on <<date>> (the “Performance Period”).

3.4 DISTRIBUTION. A PSU Award that has become vested in accordance with Section 3.2 of this Agreement due to achievement of the Performance Goals will be settled in shares of Stock. The Company, to the extent permitted by law, may deduct any income taxes, FICA, state disability insurance or other similar payroll and withholding taxes arising from the receipt or vesting of the PSU Award from any payment of any kind due to the Awardee, including the PSU Award, and the net balance will be settled in whole shares of Stock of the Company (“Award Shares”) and distributed in a single distribution no later than December 31 of the calendar year in which the Performance Period ends by depositing such shares of Stock for the benefit of the Awardee with the Company’s designated broker.

3.5 TERMINATION OF EMPLOYMENT.

(a) General. Except as set forth in paragraph (b) below, if the Awardee ceases to be employed by the Company or any Subsidiary Corporation prior to the last day of the Performance Period for any reason other than termination for Retirement, Disability, or death, then the PSU Award will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration for the PSU Award, and the Awardee will have no further right, title or interest in or to the PSU Award, any Performance Shares, or any shares of Stock.

(b) Termination due to Retirement, Disability, or Death. If the Awardee ceases to be employed by the Company or any Subsidiary Corporation prior to the last day of the Performance Period due to the Awardee’s Retirement, Disability, or death, then provided that as of <<date 1 year from start of Performance Period>>, the Awardee is still employed by the Company or a Subsidiary Corporation, and had been continuously employed by the Company or a Subsidiary Corporation since the Grant Date, this PSU Award shall become vested and payable at the end of the Performance Period as described in Section 3.4 solely based on the level of achievement of Company Performance Goals as determined by the Committee, multiplied by a fraction, the numerator of which is the number of full accounting periods the Awardee was continuously employed by the Company or a Subsidiary Corporation during the Performance Period, and the denominator of which is thirty-nine (39). (The Company divides each of its fiscal years into 13 “accounting periods” of four or five weeks each.)

3.6 EFFECT OF CHANGE IN CONTROL. Subject to the terms of the Plan, in the event of a Change in Control, the PSU Award held by the Awardee whose employment has not terminated prior to such date shall become payable effective as of the date of the Change in Control (except as otherwise provided in this Agreement). For this purpose, the final value of the PSU Award shall be determined by the greater of (a) the extent to which the applicable Performance Goals have been attained during the Performance Period prior to the date of the Change in Control or (b) the pre-established 100% level with respect to each Performance Target comprising the applicable Performance Goals. Any acceleration of the PSU Award in accordance with the foregoing shall be conditioned upon the consummation of the Change in Control.

OPTION AND PSU AWARDS

4	AWARD AS COMPENSATION. No amount attributable to this Award shall be considered as compensation for the purposes of any other Company sponsored plan.

5	NON-TRANSFERABILITY. Except as otherwise provided in this Paragraph, this Award is not transferable other than by will or the laws of descent and distribution. This Award shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Award otherwise than by will or the laws of descent and distribution or to assign, pledge, hypothecate or otherwise dispose of this Award, other than as permitted herein, or upon the levy of any execution, attachment or similar process upon this Award, this Award shall immediately terminate and become null and void. Notwithstanding the foregoing, with the approval of the Committee, the Option may be transferred to a trust for the benefit of the Awardee or the Awardee’s “family member” as that term is defined in the General Instructions to Form S-8 Registration Statement under the Securities Act.

6	LEGALITY. The Company shall not be required to issue any shares of Stock subject to this Award unless and until all applicable requirements of the Securities and Exchange Commission (the “SEC”), the California Department of Corporations or other regulatory agencies having jurisdiction with respect to such issuance, and any exchanges upon which the Stock may be listed, shall have been fully complied with. If the shares of Stock subject to this Award are being distributed subject to restrictions or if the rules and interpretations of the SEC so require, such shares may be issued only if the Awardee represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the distribution thereof, and any certificates issued upon distribution of the shares shall bear appropriate legends setting forth the restrictions on transfer of such shares. Such legends may not be removed until the Company so requests, based on the opinion of the Company’s counsel that the restrictions are no longer applicable.

7	ADJUSTMENTS IN STOCK; DISSOLUTION OR LIQUIDATION. Subject to the provisions of the Plan, if the outstanding shares of the Company Stock of the class subject to this Award are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments, to be conclusively determined by the Committee, shall be made in the number and/or type of shares or securities subject to this Award and any fractional shares resulting from adjustments shall be rounded down to the nearest whole number. Upon the dissolution or liquidation of the Company, the Award will terminate in full for no consideration.

8	EMPLOYMENT. Nothing in the Plan or in this Agreement shall confer upon the Awardee any right to continue in the employment of the Company or any of its subsidiaries or interfere in any way with any right of the Company to terminate the Awardee’s employment at any time.

9	PLAN CONTROLS. The Award and all terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, which is incorporated herein by reference, as may be amended from time to time (but no amendment to the Plan shall adversely affect the Awardee’s rights under this Award) and any rules and regulations promulgated by the Committee, which shall be controlling. All constructions, interpretations, rule determinations or other actions taken by the Committee shall be final, binding and conclusive on all interested parties, including the Company and its Subsidiary Corporations and all former, present and future employees of the Company or its Subsidiary Corporations. Capitalized terms that are not defined herein shall have the definition given to them in the Plan.

10	ARBITRATION. Any dispute or claim concerning any Awards granted (or not granted) pursuant to the Plan and this Agreement and any other disputes or claims relating to or arising out of the Plan and this Agreement shall be fully, finally and exclusively resolved by binding arbitration conducted in San Diego, California, by either (i) the American Arbitration Association in accordance with its rules and procedures, or (ii) by any party mutually agreed upon by the Committee and the claimant. BY ACCEPTING AN AWARD, THE AWARDEE AND THE COMPANY WAIVE THEIR RESPECTIVE RIGHTS TO HAVE ANY DISPUTES OR CLAIMS TRIED BY A JUDGE OR JURY.

11	LAWS GOVERNING. The Award and the Plan shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

12	RECEIPT OF PROSPECTUS. The Awardee hereby acknowledges that he or she has received a copy of the prospectus relating to the Award and the shares covered thereby and the Plan.

13	AWARD AGREEMENT. This Agreement has no cash value or other legal significance and the entitlement of any rights here under shall be governed by the terms of the Plan and the books and records maintained by the Company.

14	ELECTRONIC DELIVERY OF DOCUMENTS. By signing this Agreement, the Awardee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Award, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that the Awardee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Awardee by contacting the Company by telephone or in writing; (iii) further acknowledges that the Awardee may revoke the Awardee’s consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that the Awardee understands that the Awardee is not required to consent to electronic delivery of documents.

15	MISCELLANEOUS.

(a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Awardee and the Company other than as provided in paragraph (g) below. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, the Awardee shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award granted to the Awardee.

(b) No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Awardee shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award originally granted to the Awardee.

(c) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Awardee and his heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Awardee the right to transfer any of his Award except in accordance with this Agreement. If the Award is settled after the death of the Awardee, the Award shall be considered transferred to the person or persons (the

“Heir”) to whom the Awardee’s rights under the Award passed by will or by the applicable laws of descent and distribution, as to all shares of Stock granted under this Award. It shall be the responsibility of the Heir to notify the Company of any changes in address.

(d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

(f) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

(g) This Agreement is intended to be exempt from Section 409A of the Code. Should any provision of this Agreement be found to be contrary to this intent, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Awardee’s consent (notwithstanding anything herein to the contrary), in such manner as the Committee determines to be necessary or appropriate to effectuate an exemption from Section 409A of the Code or comply therewith. The Company has no duty or obligation to minimize the tax consequences to the Awardee of this Award and shall not be liable for any adverse tax consequences to the Awardee arising in connection with this Award.

(h) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

[signatures are on the next page]

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf by its President or one of its Vice Presidents and the Awardee has executed, effective on the Grant Date.

JACK IN THE BOX INC.	AWARDEE

Signature

Name

Street Address

City, State Zip

Social Security Number